Exhibit 99.2

MORTGAGE SECURITIES AND LOANS COLLATERALIZING MORTGAGE SECURITIES

As of March 31, 2005

Table 1 —Summary of Securitizations (dollars in thousands)

		Loan Collateral
Securitization Trust	Issue Date	Original Principal	Current Principal	Weighted Average Coupon	Percent With Prepayment Penalty	Remaining Prepayment Penalty Period (in years) for Loans w/ Penalty	Asset-Backed Bonds
							Remaining Principal	Weighted Average Interest Rate	Estimated Months to Call
NMFT 1999-1	1/29/1999	$164,995	$16,623	9.6%	—%	—	$9,191	5.86%	3
NMFT 2000-1	3/31/2000	230,138	21,302	10.1	6	0.01	20,437	3.38	—
NMFT 2000-2	9/28/2000	339,688	29,770	10.3	40	0.14	28,637	3.82	—
NMFT 2001-1	3/31/2001	415,067	52,766	10.2	37	0.32	51,541	3.27	9
NMFT 2001-2	9/25/2001	800,033	120,515	9.6	37	0.50	116,351	3.24	15
NMFT 2002-1	3/28/2002	499,998	97,542	8.8	38	0.68	92,665	3.45	18
NMFT 2002-2	6/28/2002	310,000	67,243	9.0	43	0.69	62,453	3.44	19
NMFT 2002-3	9/27/2002	750,003	203,760	8.1	48	0.77	192,770	3.33	26
NMFT 2003-1	2/27/2003	1,300,141	460,641	7.9	52	0.93	417,049	3.72	36
NMFT 2003-2	6/12/2003	1,499,998	742,518	7.2	61	0.99	723,769	3.48	43
NMFT 2003-3	9/16/2003	1,499,374	872,828	7.0	80	1.23	850,328	3.47	49
NMFT 2003-4	11/20/2003	1,499,732	905,068	7.4	82	1.21	887,068	3.48	40
NMFT 2004-1	3/11/2004	1,750,000	1,215,970	7.5	79	1.18	1,193,219	3.29	43
NMFT 2004-2	6/16/2004	1,399,999	1,102,898	7.5	76	1.32	1,077,698	3.33	48
NMFT 2004-3	9/9/2004	2,199,995	1,902,002	7.8	77	1.46	1,858,003	3.37	50
NMFT 2004-4	11/18/2004	2,500,000	2,333,329	7.6	72	1.32	2,302,078	3.33	56
NMFT 2005-1	2/22/2005	2,100,000	2,079,493	7.7	66	1.37	2,053,243	3.20	74

Total		$19,259,161	$12,224,268	7.6%	71%	1.25	$11,936,500

Table 2 — Loans Collateralizing Mortgage Securities by FICO Score

(dollars in thousands)

	March 31, 2005
FICO Score	Current Principal	Weighted Average Coupon	Weighted Average Loan-to-Value
FICO score not available	$7,719	8.3%	73.7%
540 and below	1,033,084	8.8	78.3
540 to 579	2,059,385	8.3	79.3
580 to 619	2,367,147	7.9	82.4
620 to 659	2,838,202	7.4	82.8
660 and above	3,918,731	7.0	83.2

	$12,224,268	7.6%	81.9%

MORTGAGE SECURITIES AND LOANS COLLATERALIZING MORTGAGE SECURITIES

As of March 31, 2005

Table 3 — Loans Collateralizing Mortgage Securities by Geographic Concentration

Percent of Current Principal

Collateral Location	March 31, 2005
California	21%
Florida	16
All other states	63

Total	100%

Table 4 — Loans Collateralizing Mortgage Securities

Carrying Value of Loans by Product/Type (in thousands)

Product/Type	March 31, 2005
Two and three-year fixed	$7,901,385
Six-month LIBOR and one-year CMT	8,466
30/15-year fixed and balloon	4,314,417

Outstanding principal	$12,224,268

Fair value of retained mortgage securities	$530,578

MORTGAGE LOANS HELD-FOR-SALE AND HELD-IN-PORTFOLIO

As of March 31, 2005

Table 1 — Mortgage Loans by FICO Score

(dollars in thousands)

	March 31, 2005
FICO Score	Current Principal	Weighted Average Coupon	Weighted Average Loan-to- Value
Held-in-portfolio:
FICO score not available	$10,445	10.3%	73.1%
540 and below	7,777	10.3	78.7
540 to 579	9,078	10.1	80.2
580 to 619	12,355	9.7	83.4
620 to 659	8,581	9.7	81.0
660 and above	5,891	9.3	79.6

	$54,127	10.0%	79.4%

Held-for-sale:
540 and below	$41,342	8.9%	79.6%
540 to 579	89,367	8.3	80.8
580 to 619	110,593	7.8	83.4
620 to 659	138,189	7.3	81.2
660 and above	180,054	7.2	83.1

	$559,545	7.6%	82.1%

Table 2 — Mortgage Loans by Geographic Concentration

Percent of Current Principal

	March 31, 2005
Collateral Location	Held-in-portfolio	Held-for-sale
Florida	10%	19%
California	9	17
Indiana	7	1
Texas	6	3
All other states	68	60

Total	100%	100%

3